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                                                                    Exhibit 10B

                       CONSENT OF SHEARMAN & STERLING LLP

     We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Merrill Lynch Index Funds, Inc. filed as part of Post-Effective Amendment No. 9 to the Registration Statement (File No. 333-15265) and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (File No. 333-15265).





                                                 /s/ Shearman & Sterling LLP

                                                 ------------------------------
                                                        Shearman & Sterling LLP




New York, New York
April 23, 2004